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Exhibit 3.1

                                Amended and Restated
                            Certificate of Incorporation

                                         of

                            Imtek Office Solutions, Inc.

     Imtek Office Solutions, Inc., a Delaware corporation (the "Corporation") hereby files this Amended and Restated Certificate of Incorporation.

NOW, THEREFORE, IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation filing this Amended and Restated Certificate of Incorporation is Imtek Office Solutions, Inc., a Delaware corporation.

2. The Corporation was originally incorporated under the name of Vision Capital, Inc., a Delaware corporation ("Vision"). Vision originally filed its Certificate of Incorporation with the Secretary of State of Delaware on November 9, 1987.

3. This Amended and Restated Certificate of Incorporation hereby amends and restates in its entirety the Certificate of Incorporation of the Corporation to read as follows:

                                Amended and Restated
                            Certificate of Incorporation

                                         Of

                            Imtek Office Solutions, Inc.

                                     Article I.
                                        Name

     The name of this corporation is Imtek Office Solutions, Inc.

                                    Article II.
                        Registered Office; Registered Agent

     The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                    Article III.
                                      Purpose

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         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                    Article IV.
                                   Capital Stock

         A. General Authorization. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be Two Hundred and Fifty-Five Million (255,000,000) shares. Two Hundred and Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of $.000001 per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of $0.01 per share.

         B. Common Stock. The Common Stock of the Corporation shall have such designations, voting powers, preferences, and such other special rights and qualifications, limitations and restrictions thereon as are provided by Delaware General Corporation Law.

         C. Preferred Stock. (1) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"), and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Different series of Preferred Stock shall not be considered to constitute different classes of shares for the purpose of voting by classes (except as otherwise fixed by the Board of Directors with respect to any series at the time of the creation thereof).

          (2) The Corporation has authority to issue 75,000 shares of its Preferred Stock as Series A Convertible Preferred Stock, par value $.01 per share, pursuant to that certain Certificate of Designation of Series A Convertible Preferred Stock of the Corporation filed with the Secretary of State of

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Delaware on March 23, 1998 (the "Series A Convertible Preferred
Designation"). The designation, voting powers or lack thereof, preferences, and such other special rights and qualifications, limitations and restrictions of the Series A Convertible Preferred Stock are as set forth in the Series A Convertible Preferred Designation.

     D. Negation of Preemptive Rights. Except as set forth in a duly adopted resolution of the Board of Directors or pursuant to a written agreement duly authorized by the Board of Directors, the holders of the capital stock of the Corporation shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

                                     Article V.
                        Board of Directors and Stockholders

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

     B. From and after the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock (the "Initial Public Offering"), the directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors prior to the Initial Public Offering. At the first annual meeting of stockholders following the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article, each director shall serve until his

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successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         C. The Board of Directors is expressly authorized to alter, amend, or repeal or adopt new Bylaws by the affirmative vote of a majority of directors present and voting at a meeting of directors duly called and noticed at which a quorum of directors is present.

         D. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         E. From and after the Initial Public Offering, any director, or the entire Board of Directors, may be removed from office only (i) for cause, and (ii) by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock.

                                    Article VI.
                Alteration, Amendment or Repeal of Certain Articles

         From and after the Initial Public Offering and notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Article V, Article VI ,
Article VIII  or Article IX hereof.

                                    Article VII.
                            Section 102(b)(2) Statement

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or

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class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court at which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   Article VIII.
       Reservation of Right to Amend, Alter, Change or Repeal Certificate of
                                   Incorporation

         Subject to Article VI hereof, the corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                                    Article IX.
                    Limitation of Liability and Indemnification

     A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

          B. The Corporation is authorized to provide indemnification of agents (as defined in Section 145 of the Delaware General Corporation Law) for breach of duty to the Corporation and its stockholders through bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law.

          C. Any repeal or modification of this Article IX shall be prospective and shall not affect the rights under this Article IX in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

     4. The Board of Directors of the Corporation adopted a resolution setting forth this Amended and Restated Certificate of Incorporation herein certified, declaring its advisability and submitting this Amended and Restated Certificate of Incorporation to the stockholders entitled to vote in respect thereof in order to consider the adoption of this Amended and Restated Certificate of Incorporation.

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     5.   Pursuant to the aforementioned resolution of the Corporation's
Board of Directors, the Amended and Restated Certificate of Incorporation herein certified was duly adopted in accordance with Section 242 of the Delaware General Corporation Law by the consent of at least a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class. This Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

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     6.   This Amended and Restated Certificate of Incorporation shall become effective when filed with the Secretary of State of Delaware.

SIGNED AND ACKNOWLEDGED:                   IMTEK OFFICE SOLUTIONS, INC.

ATTEST:

                                           By: /s/ Edwin C. Hirsch
/s/ Robert J. Brown                        --------------------------------
--------------------------------           Edwin C. Hirsch, President
Robert J. Brown, Secretary